EXHIBIT 99.1

Settlement Agreement and Mutual General Release

This settlement agreement and mutual general release (the “Agreement”) is made and entered into as of the date last written below (the “Effective Date”) by and between Ian Gardner (hereinafter referred to as “Gardner”), on the one hand, and Scott Weinbrandt and Helix Wind Corp. (hereinafter collectively referred to as “HELIX WIND DEFENDANTS”) on the other hand (Gardner,  Helix Wind Corp, and Weinbrandt are collectively referred to herein as the “Parties”).

Recitals

On May 21, 2010, Gardner commenced an action against HELIX WIND DEFENDANTS entitled Gardner v. Weinbrandt, et al., San Diego Superior Court, Case No. 37-2010-000092661-CU-BC-CTL, alleging causes of action for breach of contract, breach of the covenant of good faith and fair dealing, fraud in the inducement, and other causes of action (the “Action”);

HELIX WIND DEFENDANTS deny any and all claims and/or allegations asserted by Gardner in the Action;

The Parties to this Agreement desire finally to compromise, settle and discharge any and all claims, controversies and demands they have or may claim to have related to or arising from the Action, as well as all other claims known or unknown, on the terms and conditions set forth below.

Agreement

In consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the Parties hereto as follows:

1.   Helix Wind Corp. will pay Gardner $20,000.00 payable in monthly installments of $5,000 beginning on July 1, 2011 and continuing monthly until paid.

2.   In addition to the $20,000.00 payment described above, Helix Wind Corp. agrees to pay Gardner an additional one time contingent payment along the following terms:

(a)   $122,861.00 if, and only if, Helix Wind Corp. closes a strategic transaction in which Helix Wind Corp. receives a minimum of $2.5 million in cash or cash equivalents within 90 days of the Agreement’s effective date from sources Mr. Gardner is responsible for.  Payment of this contingent amount will be made to Mr. Gardner from an escrow account, which is to be established by Mr. Gardner as part of that strategic transaction, upon the time of financial close when Helix Wind Corp. receives payment; or

(b)   If the transaction contemplated by paragraph 2(a) above is not closed within 90 days of the Agreement’s effective date, then Helix Wind Corp. shall pay Gardner a one time contigent payment of $94,361.00 when either:

(i)   Helix Wind Corp. closes a strategic transaction in which Helix Wind Corp. receives a minimum of $2.5 million in cash or cash equivalents within 90 days of the Agreement’s effective date from sources Mr. Gardner is not responsible for.  Payment of this contingent amount will then be made to Mr. Gardner within 30 days of when Helix Wind Corp. receives payment on the transaction; or

(ii)   Helix Wind Corp. does not close a strategic transaction in which it receives a minimum of $2.5 million in cash or cash equivalents within 90 days of the Agreement’s effective date. In that event, the parties will then negotiate in good faith a payment schedule for payment of the $94,361.00 to Mr. Gardner. The payment schedule will take into account the current condition of Helix Wind Corp.’s financial condition.

3.   As a matter of compromise only, and in consideration of the mutual promises set forth herein, Gardner, and his agents, servants, employees, attorneys, general and limited partners, successors, and assigns, agree to release, acquit and forever discharge HELIX WIND DEFENDANTS from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to the Action or the agreements, acts or conduct between Gardner and HELIX WIND DEFENDANTS at any time prior to the Effective Date of this Agreement.

4.   As a matter of compromise only, and in consideration of the mutual promises set forth herein, the HELIX WIND DEFENDANTS, and their officers, directors, agents, servants, employees, attorneys, parent companies, subsidiaries, general and limited partners, successors, and assigns, agree to release, acquit and forever discharge Gardner from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to the Action or the agreements, acts or conduct between Gardner and the HELIX WIND DEFENDANTS at any time prior to the Effective Date of this Agreement.

5.   The Parties represent, warrant and agree that they have been fully advised of the content of Section 1542 of the Civil Code of the State of California which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially effected his or her settlement with the debtor.”

The Parties hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to the release granted in this Agreement.

6.   This Agreement shall bind the heirs, personal representatives, successors, assigns and attorneys of each party, and inure to the benefit of each party, its agents, directors, officers, employees, successors and assigns.

7.   The Parties acknowledge that the drafting and negotiation of this Agreement has been participated in by each of the Parties and, for purposes of interpreting this Agreement, it shall be deemed to have been jointly drafted by the Parties.

8.   The Parties acknowledge that this Agreement contains the entire agreement between Gardner and the HELIX WIND DEFENDANTS and is the complete, final and exclusive embodiment of the Agreement with regard to this subject matter and supersedes all other prior agreements with regard to this subject matter.  It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein.  This Agreement may not be modified or amended except in a writing signed by Gardner and the HELIX WIND DEFENDANTS.

9.   This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as such laws are applied to contracts made and to be performed entirely within California; it shall be interpreted and construed mutually in accordance with the plain meaning of the language contained herein and shall not be preemptively construed against the drafters.

10.   Should either Party hereto elect to bring an action or proceeding for the purpose of interpreting or enforcing this Agreement, then, in such an event, the Parties agree to jurisdiction of the Superior Court of the County of San Diego. Venue shall be in Superior Court of the County of San Diego.

11.   Should any Party hereto bring an action or proceeding for the purpose of interpreting or enforcing this Agreement, then, in such an event, the prevailing party shall be entitled to be reimbursed by the losing Party for all costs and expenses incurred as a result thereof, including, but not limited to, reasonable attorneys’ fees whether in an original action or on appeal.

12.   Each Party to this Agreement will bear its own costs, expenses, and attorneys’ fees whether taxable or otherwise incurred in or arising out of or in any way related to the Action.

13.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The Parties may execute this Agreement via facsimile but in the event of a facsimile exchange, the Parties will send each other, via U.S. Mail, original signatures within five (5) business days.

14.   Each of the individuals signing below acknowledges that he or she has read this Agreement and that he or she fully knows, understands and appreciates its contents and that he or she signs this Agreement and makes the settlement and release provided for herein voluntarily and that he or she acts with authority to enter into this Agreement on behalf of and to bind the entity for which he or she signs.

Eachparty shall perform such future acts and execute and deliver documents as may be reasonably necessary to effectuate the purpose of this Agreement.

(signatures on next page)

In Witness Whereof, the Parties have duly authorized and caused this Agreement to be executed as follows:

Ian Gardner

/s/ Ian Gardner	Dated:	June 17, 2011
Ian Gardner

Scott Weinbrandt

/s/ Scott Weinbrandt	Dated:	June 21, 2011
Scott Weinbrandt, individually.

Helix Wind Corp.

By: /s/ Kevin Claudio	Dated:	June 20, 2011
Kevin Claudio
Chief Financial Officer